UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 2, 2016

Date of report (date of earliest event reported)

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street

Boston MA 02109

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2016, Mark S. Casady, chief executive officer of LPL Financial Holdings Inc. (the “Company”) and chairman of the board of directors of the Company (the “Board”), informed the Board that he intends to retire as chief executive officer effective January 3, 2017. Mr. Casady will remain non-executive chairman of the Board until March 3, 2017.

The Board has appointed Dan H. Arnold, who is currently the president of the Company, to serve as president and chief executive officer of the Company effective upon Mr. Casady’s retirement. The Board will also appoint Mr. Arnold to the Board at that time.

Mr. Arnold, age 51, has served as president of the Company since March 2015, with responsibility for the Company’s primary client-facing functions and long-term strategy for growth. Mr. Arnold leads the Advisor and Institution Solutions business unit, which focuses on business development, existing advisor and institution growth, enhancing the client experience, research and corporate strategy, and sponsor partnerships. Previously, Mr. Arnold served as the Company’s chief financial officer from November 2012 to March 2015 and was responsible for formulating financial policy, leading the Company’s capital management efforts, and ensuring the effectiveness of the organization’s financial functions. Prior to 2012, he was managing director, head of strategy, with responsibility for long-term strategic planning for the firm, product and platform development, and strategic investments, including acquisitions. He has also served as divisional president of the Company’s Institution Services business. Mr. Arnold joined the Company in January 2007 following its acquisition of UVEST, a leading provider of investment services to banks and credit unions. Prior to joining the Company, Mr. Arnold worked at UVEST for 13 years, serving most recently as president and chief operating officer. Mr. Arnold earned a B.S. in electrical engineering from Auburn University and holds an M.B.A. in finance from Georgia State University.

There are no arrangements or understandings between Mr. Arnold and any other person pursuant to which he was selected as an officer. Mr. Arnold does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no related party transactions involving Mr. Arnold that are reportable under Item 404(a) of Regulation S-K.

The Compensation and Human Resources Committee of the Board (the “Committee”) has not yet determined what modifications, if any, will be made to the compensatory arrangements of Mr. Arnold, the present elements of which are described in the Company’s proxy statement for its 2016 annual meeting of stockholders (the “Proxy Statement”). Mr. Casady will be entitled to an annual cash bonus award for 2016 in accordance with the terms of the Company’s executive bonus plan, payable in March 2017, based on the Committee’s assessment of his contributions to the Company’s performance in 2016. During the period between January 3, 2017 and March 3, 2017, Mr. Casady will provide transition services, in consideration for which he will continue to receive payment of his salary and benefits, and continued vesting in his unvested equity awards. The conclusion of his service on March 3, 2017 will constitute his retirement under the terms of his outstanding equity awards granted since the beginning of 2014, as further described in the Proxy Statement, and will not result in any separation benefits under the Company’s executive severance plan.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by LPL Financial LLC in connection with the matters disclosed under Item 5.02 is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

Statements in this current report on Form 8-K, including those relating to the Company’s management and Board, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s plans and expectations as of the date of this current report on Form 8-K. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including competitive and other factors, which may cause actual events, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include those set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2015 Annual Report on Form 10-K, as may be amended or updated in the Company’s quarterly reports on Form 10-Q. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this current report on Form 8-K, even if its expectations change, and you should not rely on statements contained herein as representing the Company’s views as of any date subsequent to the date of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated December 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ David P. Bergers
David P. Bergers
General Counsel

Dated: December 5, 2016